Exhibit 10.2
Capital Southwest Corporation
SIXTH AMENDMENT TO AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

     SIXTH AMENDMENT TO AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT, dated as of May 19, 2026 (this “Sixth Amendment”), by and between Capital Southwest Corporation, a Texas corporation (the “Company”), and [ ] (the “Manager”).

W I T N E S S E T H:
    WHEREAS, the Company and the Manager are parties to that certain Amended and Restated Equity Distribution Agreement, dated as of May 26, 2021, as amended by (i) that certain First Amendment to Amended and Restated Equity Distribution Agreement, dated August 3, 2021 (the “First Amendment”), (ii) that certain Second Amendment to Amended and Restated Equity Distribution Agreement, dated November 2, 2021 (the “Second Amendment”), (iii) that certain Third Amendment to Amended and Restated Equity Distribution Agreement, dated August 2, 2022 (the “Third Amendment”), (iv) that certain Fourth Amendment to Amended and Restated Equity Distribution Agreement, dated May 21, 2024 (the “Fourth Amendment”) and (v) that certain Fifth Amendment to Amended and Restated Equity Distribution Agreement, dated October 30, 2024 (the “Fifth Amendment”) (such Amended and Restated Equity Distribution Agreement, as amended and modified through the Fifth Amendment, the “Equity Distribution Agreement”); and

    WHEREAS, the Company and the Manager have agreed to amend the Equity Distribution Agreement to increase the Maximum Amount from $1,000,000,000 to $2,000,000,000 and to make certain other changes to the Equity Distribution Agreement with effect, in each case, on and after the date hereof.

    NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Effective as of May 19, 2026, the first paragraph of Section 1 of the Equity Distribution Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

“Description of Securities. The Company proposes to issue and sell through or to the Manager (or any Alternative Manager (as defined below)), as sales agent and/or principal, shares of the Company’s common stock, par value $0.25 per share (the “Common Stock”), having an aggregate offering price of up to $2,000,000,000 (such amount, as reduced on a dollar-for-dollar basis by the aggregate gross sales proceeds received by the Company from the sale of Common Stock prior to the date hereof pursuant to the Prior Agreements and those certain prior alternative equity distribution agreements listed on Schedule A hereto, the “Maximum Amount”) on the terms set forth in Section 3 of this Agreement. The shares of Common Stock to be sold through or to the Manager pursuant hereto or pursuant to a Terms Agreement (as defined below) or through or to an Alternative Manager pursuant to an Alternative Equity Distribution Agreement or Alternative Terms Agreement (each term as defined below) are referred to herein as the “Shares.” ”

2.Effective as of May 19, 2026, the sixth paragraph of Section 1 of the Equity Distribution Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

“The Company owns (i) 100% of the equity interests in Capital Southwest Equity Investments, Inc. (“CSEI”), (ii) 100% of the equity interests in Capital Southwest SPV LLC (“SPV”), (iii) 100% of the limited partnership interests in Capital Southwest SBIC I, LP (the “SBIC Fund I”), (iv) 100% of the limited partnership interests in Capital Southwest SBIC II, LP (the “SBIC Fund II”), and (v) 100% of the equity interests of Capital Southwest SBIC I GP, LLC (the “SBIC GP”). CSEI, SPV, SBIC Fund I, SBIC Fund II and the SBIC GP, together with the Company, are referred to in this Agreement as the “Capital Southwest Entities”.”

3.Effective as of May 19, 2026, Section 2(h) of the Equity Distribution Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

“(h) Subsidiaries of the Company. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) its interests in CSEI, SPV, SBIC Fund I, SBIC Fund II, and SBIC GP and (ii) those corporations or other entities accounted for as portfolio investments in accordance with the Commission’s rules and regulations (each a “Portfolio Company” and collectively, the “Portfolio Companies”).”

4.Effective as of May 19, 2026, all references to SBIC Fund I in the Equity Distribution Agreement, other than in Section 1 and in Section 2(h) (in each case as amended by this Sixth Amendment), shall be deemed, in each instance, to refer to and include each of SBIC Fund I and SBIC Fund II.

5.Effective as of May 19, 2026, (a) all references to “I-45 SLF LLC” in the Equity Distribution Agreement shall be replaced by and shall instead refer to, in each instance, “CapTrin Partners, LLC”, and (b) all references to the defined term “I-45” in the Equity Distribution Agreement shall be replaced by and shall instead refer to, in each instance, “CapTrin”.

6.The Company hereby represents and warrants to the Manager that, as of the date hereof, each representation, warranty and agreement set forth in the Equity Distribution Agreement that, pursuant to Section 5 of this Sixth Amendment, is modified to refer to “CapTrin Partners, LLC” or “CapTrin” in lieu of “I-45 SLF LLC” or “I-45”, respectively, is true, correct and accurate in all material respects as if made directly with respect to CapTrin Partners, LLC, and the Company confirms that the substitution of CapTrin Partners, LLC for I-45 SLF LLC in the Equity Distribution Agreement does not cause any such representation, warranty or agreement to be untrue, inaccurate or misleading in any material respect as of the date hereof. For the avoidance of doubt, such representations, as modified to refer to CapTrin Partners, LLC, shall be subject to the bring-down and repetition mechanism set forth in Section 4(aa) of the Equity Distribution Agreement.

7.Effective as of May 19, 2026, Section 2(d) of the Equity Distribution Agreement shall be, and it hereby is, amended and restated in its entirety as follows:
“(d) Internal Control Over Financial Reporting; Independent Accountants. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act). The Company’s auditors and the audit committee of the Company's board of directors have been advised of (1) any known significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability to record, process, summarize, and report financial data and (2) any known fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; and any such deficiencies or fraud will not result in a Material Adverse Effect (as defined below). The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting. RSM (US) LLP, the Company’s current independent accountant, which audited certain financial statements of the Company and whose report with respect to the financial statements of the Company appears or is incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, the 1940 Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (the “PCAOB”) and the American Institute of Certified Public Accountants (the “AICPA”).”
8.Effective as of May 19, 2026, Section 2(tt) of the Equity Distribution Agreement (as added by the Fifth Amendment) shall be, and it hereby is, amended and restated in its entirety as follows:
“(tt) WKSI Status. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act, and (iv) as of May 19, 2026, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, that automatically became effective not more than three years prior to the most recent Time of Sale and Settlement Date; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.”
9.Effective as of May 19, 2026, Schedule D to the Equity Distribution Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

“Schedule D

AUTHORIZED COMPANY REPRESENTATIVES

Michael S. Sarner, President and Chief Executive Officer
Chris Rehberger, Chief Financial Officer, Treasurer and Secretary”
*        *        *
For the avoidance of doubt, the parties confirm that the First Amendment through the Fifth Amendment to the Equity Distribution Agreement remain in full force and effect, except to the extent expressly superseded or modified by this Sixth Amendment.
This Sixth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

This Sixth Amendment shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.

Capitalized terms used herein and not defined herein shall have the same meanings as in the Equity Distribution Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has entered into this Sixth Amendment to Amended and Restated Equity Distribution Agreement as of the date first written above.

CAPITAL SOUTHWEST CORPORATION

By:
Name:    Michael S. Sarner
Title:    President and Chief Executive Officer
[Signature Page to Sixth Amendment to Amended and Restated EDA]

ACCEPTED as of the date first above written.

[ ]

By:
Name:
Title:
[Signature Page to Sixth Amendment to Amended and Restated EDA]